UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated January 17, 2006, announcing its fourth-quarter and twelve-month 2005 results (see exhibit 99.1) and presented slides on its web site that accompanied its January 17, 2006, earnings conference call (see exhibit 99.2).

Item 3.02. Unregistered Sales of Equity Securities.

During 2005, FCX privately negotiated transactions with holders representing $251.3 million of its 7% Convertible Senior Notes due 2011 to induce conversion into 8.1 million shares of FCX common stock, including $62.9 million of fourth-quarter 2005 conversions into 2.0 million shares of FCX common stock, as described in the press release dated January 17, 2006 (see Exhibit 99.1). These transactions are in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933.

Item 8.01. Other Events.

During its earnings conference call, FCX reported that its President and Chief Executive Officer submitted a letter dated January 11, 2006 to editors of The New York Times in response to misstatements in recent articles about FCX’s mining operations in Indonesia (see the letter on FCX’s web site, www.fcx.com).

During its earnings conference call, FCX also stated that, following the media reports, it received informal inquiries from governmental agencies related to FCX’s support of Indonesian security institutions. FCX is fully cooperating with these requests. As described in FCX’s public filings, FCX provides support to assist security institutions deployed and directed by the Government of Indonesia with infrastructure, logistics and the hardship elements of posting in Papua and FCX’s practices adhere to the joint U.S. State Department-British Foreign Office Voluntary Principles on Security and Human Rights.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 17, 2006

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated January 17, 2006, titled “Freeport-McMoRan Copper & Gold Inc. Reports Fourth-Quarter and Twelve-Month 2005 Results.”

99.2	Slides presented in conjunction with January 17, 2006, FCX fourth-quarter 2005 earnings conference call conducted via the internet.